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[GRAY PLANT MOOTY LOGO]                  GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.  ATTORNEYS AT LAW
                                         3400 CITY CENTER
                                         33 SOUTH SIXTH STREET
                                         MINNEAPOLIS, MN 55402-3796

                                         612 343-2800
                                         FAX: 612 333-0066
                                         www.gpmlaw.com
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                                 April 16, 2002


HEI, Inc.
6385 Old Shady Oak Road
Suite 280
Eden Prairie, MN  55344-7766

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for HEI, Inc., a Minnesota corporation (the "Company"), which has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 700,000 additional shares of Common Stock, par value $.05 per share (the "Common Stock"), of the Company initially issuable upon the exercise of stock options granted pursuant to the HEI, Inc. 1998 Stock Option Plan, as amended through February 20, 2002 (the "Plan").

         We have examined such documents and have reviewed such questions of law as we have deemed necessary and appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock initially issuable pursuant to the Plan have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan and its associated stock option agreements, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Gray, Plant, Mooty, Mooty & Bennett,
                                            P.A.